Exhibit 10.5
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
     This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into and is effective as of February 24, 2006, by and between, on the one hand, FIRST BANCORP (the “Company”), a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Commonwealth”), and FIRSTBANK PUERTO RICO (the “Bank”), a banking institution organized under the laws of the Commonwealth that is a wholly-owned subsidiary of the Company, and, on the other hand, LAWRENCE ODELL (“L. Odell”), General Counsel and Executive Vice President of the Company.
Recitals
     WHEREAS, the Company and L. Odell entered into a certain Employment Agreement dated as of February 15, 2006 (the “Employment Agreement”), pursuant to which the Company and the Bank retained the professional services of L. Odell, subject to the terms and conditions set forth therein; and
     WHEREAS, for purposes of clarity of understanding, the parties hereto wish to amend the terms of the Employment Agreement in the manner set forth below.
     NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:
     1. Recitals; Definitions.
     (a) The recitals to this Amendment shall be deemed to form an integral part hereof for all purposes.
     (b) All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement; provided, however, that for all purposes the term “Company”, whenever utilized in the Employment Agreement, shall include the Bank, its affiliates, and any other subsidiaries of the Company, irrespective of the context of which such term is utilized.
     2. Particular Amendments to the Employment Agreement. The Employment Agreement is hereby amended as follows:
     (a) Section 2 of the Employment Agreement is, effective as of the date hereof and subject to the provisions set forth hereunder, hereby amended to read in its entirety as follows:
     “2. Position and Responsibilities. The Company and the Bank hereby employs L. Odell as Executive Vice President and General Counsel, L. Odell shall carry out and render to the Company and to the Bank such services as are customarily performed by persons holding a similar position. L. Odell shall also perform such other related duties as he may from time to time be reasonably directed in writing to perform, including, but not limited to, performing duties for the Company, the Bank and other subsidiaries of the Company. L. Odell shall report to the President and Chief Executive Officer of the Company. In the absence of the President and Chief Executive Officer of the Company, L. Odell shall report to the Board of Directors, through such Director as may be designated by the Board of Directors. Notwithstanding the foregoing, the Board of Directors of the Bank may delegate or assign specific tasks to L. Odell, provided that the assignment clearly sets for the priority of the task, and whether it takes precedence over other duties and obligations of L. Odell.”
     (b) Section 7(a) of the Employment Agreement is, effective as of the date hereof and subject to the provisions set forth hereunder, hereby amended to read in its entirety as follows:
     “7. Compensation and Reimbursement of Expenses.
     a) Compensation
               The Company agrees to pay L. Odell during the term of this Agreement a base salary equal to $100.00 a year. The base salary provided herein shall be paid in one installment and upon each of the anniversary date of this Agreement.”
     (c) Section 10 of the Employment Agreement (regarding Benefits Payable Upon Disability or Death) is hereby deleted in its entirety.
     3. Effectiveness. Except as expressly amended herein, the Employment Agreement shall continue to be and shall remain in full force and effect in accordance with its terms; and, in such connection, it is hereby acknowledged and agreed to by the parties hereto that this Amendment is not intended to cause an extinctive novation of the terms and conditions of, and the obligations of the respective parties under, the Employment Agreement.
     4. Waiver. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of the parties to the Employment Agreement nor constitute a waiver of any provision of the Employment Agreement.

     5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth.
     6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same document. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this Amendment.
     7. Severability. Any provision of this Amendment which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered, or caused this Amendment to be duly executed and delivered by their respective officers thereunto as of the date first above written.

FIRST BANCORP

By:	/s/ Luis M. Beauchamp
Name:
Title:

FIRSTBANK PUERTO RICO

By:
Name:
Title:

By:	/s/ Lawrence Odell
Lawrence Odell
General Counsel and
Executive Vice President

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